Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

Forescout Technologies Reports Third Quarter 2019 Financial Results

•	Total Revenue of $91.6 million, compared to $85.6 million in the third quarter of 2018

•	Transforms Network Segmentation with the release of Forescout eyeSegment

SAN JOSE, Calif., November 6, 2019 – Forescout Technologies, Inc. (NASDAQ:FSCT), the leader in device visibility and control, today announced results for its third quarter ended September 30, 2019.

“Our third quarter 2019 results were impacted by extended sales cycles, with the resulting revenue shortfall most pronounced in EMEA. These results are disappointing to us and we are taking a number of steps to improve things we can control, including sales execution and shaping our revenue model for better predictability,” said Michael DeCesare, CEO and President of Forescout Technologies. “We continue to be confident that we are in the early innings of a large market opportunity for device visibility and control and that Forescout is well-positioned to win. To that end, we are excited to announce eyeSegment, a major innovation for the company and our first cloud-delivered SaaS product that will help customers accelerate network segmentation.”

Third Quarter 2019 Financial Highlights

•	Revenue: Total revenue was $91.6 million, an increase of 7% over the third quarter of 2018

o	License revenue was $50.2 million, a decrease of 2% over the third quarter of 2018

o	Subscription revenue was $36.6 million, an increase of 21% over the third quarter of 2018

o	Professional Services revenue was $4.8 million, an increase of 15% over the third quarter of 2018

•
Gross Profit: GAAP gross profit was $69.9 million, or 76% of total revenue, compared to $66.4 million in the third quarter of 2018, or 78% of total revenue. Non-GAAP gross profit was $71.4 million, or 78% of total revenue, compared to $67.2 million in the third quarter of 2018, or 78% of total revenue.

•
Operating Loss: GAAP operating loss was $17.0 million, or 19% of total revenue, compared to a loss of $8.6 million in the third quarter of 2018, or 10% of total revenue. Non-GAAP operating loss was $1.4 million, or 1% of total revenue, compared to $4.9 million in the third quarter of 2018, or 6% of total revenue.

•
Net Loss: GAAP net loss was $33.5 million, or $0.72 per share, compared to $8.3 million in the third quarter of 2018, or $0.20 per share. Non-GAAP net loss was $0.8 million, or $0.02 per share, based on 46.6 million weighted average diluted shares outstanding, compared to a net loss of $5.1 million in the third quarter of 2018, or $0.10 per share, based on 48.5 million weighted average diluted shares outstanding.

•
Cash Flow: Net cash used in operating activities was $13.9 million, or 15% of total revenue, compared to net cash used in operating activities of $11.6 million in the third quarter of 2018, or 14% of total revenue. Free cash flow was negative $16.2 million, or 18% of total revenue, compared to negative $13.6 million in the third quarter of 2018, or 16% of total revenue.

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“Our profitability in the third quarter was negatively impacted by the revenue shortfall. We are committed to being financially responsible and will balance our expenses versus growth,” said Criss Harms, Chief Financial Officer of Forescout. “Looking forward, we are on a path for greater visibility and predictability in our revenue model with plans underway to meaningfully accelerate adoption of term-based licensing and deliver Software-as-a-Service offerings to the market, beginning today with eyeSegment and a SaaS version of our core product eyeSight late next year.”

Recent Business Highlights

•
Launched new cloud-based offering, Forescout eyeSegment, to transform enterprise-wide network segmentation. Forescout's eyeSegment will help organizations accelerate network segmentation projects, driven by the need to secure critical applications, mitigate increased exposure due to IoT devices, and limit the lateral movement and blast radius of threats across flat networks.

•
Positioned as a Strong Performer in the Forrester Research, Inc. report, The Forrester Wave ™: Zero Trust eXtended (ZTX) Ecosystem Providers, Q4 2019 Report and named as the vendor for Zero Trust IoT/OT focused security.

•
Received the Frost & Sullivan Global Enabling Technology Leadership Award for IT/OT Smart Building Security. The award recognizes the company for its deep visibility of assets and network behavior using its patented DPI technology, as well as its focus on innovation and customer satisfaction.

•
Announced that Forescout’s device visibility and control platform has been designated as a Cyber Catalyst by MarshSM, a global leader in insurance broking and innovative risk management solutions, based on its technical differentiation and value delivered in reducing cyber risk. Cyber Catalyst is a first-of-its-kind evaluation program designed to help organizations make more informed choices about cybersecurity products and services to manage their cyber risk.

•
Acquired certain assets of IoT security company Dojo to accelerate the development of the Forescout’s enterprise cloud-delivered products as part of its end-to-end device visibility and control platform.

•
Enhanced SilentDefense with a new Asset Risk Framework that will provide users with intuitive, impact-based scores in a central dashboard so they can determine their current security risk exposure, identify assets that have a high potential of being attached and enable engineers to take action on the assets that need attention.

Fourth Quarter and Full Year 2019 Outlook
Forescout provides guidance based on current market conditions and expectations.

For the fourth quarter of 2019, Forescout expects:

•	Revenue of $93.5 million - $96.5 million, representing year-over-year growth of 12% at the midpoint

•	Non-GAAP operating loss of ($3.3) million - ($2.3) million

•	Non-GAAP net loss per share of ($0.08) - ($0.06) using approximately 47.4 million weighted shares outstanding

For the full year 2019, Forescout expects:

•	Revenue of $339 million - $342 million, representing year-over-year growth of 14% at the midpoint

•	Non-GAAP operating loss of ($37.2) million - ($36.2) million

•	Non-GAAP net loss per share of ($0.82) - ($0.80) using approximately 45.9 million weighted shares outstanding

Guidance for non-GAAP operating loss and non-GAAP net loss per share excludes stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets. We have not reconciled non-GAAP operating loss guidance to GAAP operating loss, nor have we reconciled non-GAAP net loss per share to GAAP net loss per share, as a result of the uncertainty and the potential variability of the excluded items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Information
Forescout will host a conference call for analysts and investors to discuss its third quarter 2019 financial results today at 1:30 p.m. Pacific time. Open to the public, interested parties may access the conference call by dialing either (855) 659-9329 or (615) 247-5915 using the passcode 1388115.

A live webcast will be accessible on Forescout’s investor relations website at http://investors.Forescout.com. A telephonic replay of the conference call will be available through Wednesday, November 13, 2019. To access the replay, interested parties should dial either (855) 859-2056 or (404) 537-3406 using the passcode 1388115.

About Forescout
Forescout Technologies, Inc. provides security at first sight. Our company delivers device visibility and control to enable enterprises and government agencies to gain complete situational awareness of their environment and orchestrate action. Learn more at www.Forescout.com.

©2019 Forescout Technologies, Inc. All rights reserved. Forescout Technologies, Inc. is a Delaware corporation. A list of our trademarks and patents can be found at https://www.Forescout.com/company/legal/intellectual-property-patents-trademarks. Other brands, products, or service names may be trademarks or service marks of their respective owners.

FSCT - F
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the fourth quarter of 2019 and fiscal year 2019, our growth prospects, demand for our products, and market opportunity, the benefits of our solution to customers, expectations regarding profitability and the predictability of our revenue model, and improvements in our revenue, gross margin, and product mix data. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisition; fluctuations in our quarterly results of operations and other operating measures; increasing competition; new integrations to the Forescout platform; general economic, market and business conditions and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2019, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.Forescout.com. Additional information will also be set forth in Forescout’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
Forescout has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Forescout uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Forescout’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Forescout’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Forescout’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Gross Profit. Forescout defines non-GAAP gross profit as gross profit plus stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Operating Expense. Forescout defines non-GAAP operating expense as operating expense excluding stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Operating Loss. Forescout defines non-GAAP operating loss as operating loss excluding stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Net Loss. Forescout defines non-GAAP net loss as net loss excluding stock-based compensation expense, acquisition-related expenses, amortization of acquired intangible assets, and tax effect of non-GAAP adjustments.

Non-GAAP Net Loss Per Share. Forescout defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average diluted shares outstanding.

Free Cash Flow. Forescout defines free cash flow as net cash provided by operating activities less purchases of property and equipment. Forescout defines free cash flow margin as free cash flow as a percentage of total revenue. Forescout considers free cash flow and free cash flow margin to be profitability and liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that, after the purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening our balance sheet.

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited, in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$55,436	$66,895
Marketable securities	38,235	47,632
Accounts receivable	84,539	79,255
Inventory	782	1,501
Deferred commissions - current	12,231	12,543
Prepaid expenses and other current assets	13,564	13,353
Total current assets	204,787	221,179
Deferred commissions - non-current	22,584	22,831
Property and equipment, net	24,022	24,349
Operating lease right-of-use assets	30,404	—
Restricted cash - non-current	1,257	1,266
Intangible assets, net	16,591	19,002
Goodwill	92,045	92,482
Other assets	7,306	7,369
Total assets	$398,996	$388,478

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,654	$12,118
Accrued compensation	29,562	32,649
Accrued expenses	15,268	14,558
Deferred revenue - current	104,739	101,900
Notes payable - current	7,397	7,331
Operating lease liabilities - current	5,217	—
Total current liabilities	172,837	168,556
Deferred revenue - non-current	71,948	69,618
Notes payable - non-current	2,692	8,248
Operating lease liabilities - non-current	33,342	—
Other liabilities	24,336	14,335
Total liabilities	305,155	260,757

Stockholders' equity:
Common stock	47	43
Additional paid-in capital	704,192	639,237
Accumulated other comprehensive loss	(616)	(302)
Accumulated deficit	(609,782)	(511,257)
Total stockholders’ equity	93,841	127,721
Total liabilities and stockholders' equity	$398,996	$388,478

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
License	$50,203	$51,082	$126,714	$115,185
Subscription	36,570	30,339	105,191	85,684
Professional services	4,849	4,207	13,565	12,050
Total revenue	91,622	85,628	245,470	212,919
Cost of revenue:
License	9,892	8,947	23,121	21,002
Subscription	5,376	4,069	16,182	11,602
Professional services	6,429	6,181	18,850	17,792
Total cost of revenue	21,697	19,197	58,153	50,396
Total gross profit	69,925	66,431	187,317	162,523
Operating expenses:
Research and development	20,556	15,062	58,493	44,552
Sales and marketing	51,035	46,098	163,131	133,416
General and administrative	15,318	13,880	47,369	40,872
Total operating expenses	86,909	75,040	268,993	218,840
Loss from operations	(16,984)	(8,609)	(81,676)	(56,317)
Interest expense	(156)	(208)	(391)	(676)
Other income, net	374	865	1,496	2,040
Loss before income taxes	(16,766)	(7,952)	(80,571)	(54,953)
Income tax provision	16,747	334	17,954	1,935
Net loss	$(33,513)	$(8,286)	$(98,525)	$(56,888)
Net loss per share, basic and diluted	$(0.72)	$(0.20)	$(2.17)	$(1.41)
Weighted-average shares used to compute net loss per share, basic and diluted	46,584	42,064	45,433	40,294

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(98,525)	$(56,888)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Stock-based compensation	41,715	39,544
Depreciation and amortization	8,777	5,490
Other	(138)	113
Changes in operating assets and liabilities
Accounts receivable	(5,459)	(3,414)
Inventory	713	3,348
Deferred commissions	559	1,143
Prepaid expenses and other current assets	(217)	(1,924)
Other assets	67	(154)
Accounts payable	(1,448)	(6,110)
Accrued compensation	(3,075)	(1,539)
Accrued expenses	2,293	1,027
Deferred revenue	5,028	27,222
Other liabilities	17,022	(466)
Net cash (used in) provided by operating activities	(32,688)	7,392
Cash flows from investing activities:
Purchases of property and equipment	(5,611)	(6,766)
Purchases of marketable securities	(63,569)	(54,530)
Proceeds from maturities of marketable securities	73,345	97,050
Net cash provided by investing activities	4,165	35,754
Cash flows from financing activities:
Repayments of notes payable	(5,625)	(5,625)
Proceeds from sales of shares through employee equity incentive plans	27,376	24,648
Payment related to shares withheld for taxes on vesting of restricted stock units	(4,538)	(10,727)
Proceeds from public offerings, net	—	13,818
Payments of deferred offering costs	—	(1,542)
Net cash provided by financing activities	17,213	20,572
Effect of exchange rate changes on cash and cash equivalents	(4)	—
Net change in cash, cash equivalents, and restricted cash for period	(11,314)	63,718
Cash, cash equivalents, and restricted cash at beginning of period	69,012	67,357
Cash, cash equivalents, and restricted cash at end of period	$57,698	$131,075

FORESCOUT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

GAAP gross profit	$69,925	$66,431	$187,317	$162,523
Add:
Stock-based compensation expense	944	782	2,851	2,385
Acquisition-related expenses	15	—	44	—
Amortization of acquired intangible assets	470	—	1,404	—
Non-GAAP gross profit	$71,354	$67,213	$191,616	$164,908

GAAP operating expense:	$86,909	$75,040	$268,993	$218,840
Less:
Stock-based compensation expense	12,878	12,236	38,864	37,159
Acquisition-related expenses	999	481	3,666	481
Amortization of acquired intangible assets	307	—	915	—
Non-GAAP operating expense	$72,725	$62,323	$225,548	$181,200

GAAP operating loss	$(16,984)	$(8,609)	$(81,676)	$(56,317)
Add:
Stock-based compensation expense	13,822	13,018	41,715	39,544
Acquisition-related expenses	1,014	481	3,710	481
Amortization of acquired intangible assets	777	—	2,319	—
Non-GAAP operating loss	$(1,371)	$4,890	$(33,932)	$(16,292)

GAAP net loss	$(33,513)	$(8,286)	$(98,525)	$(56,888)
Add:
Stock-based compensation expense	13,822	13,018	41,715	39,544
Acquisition-related expenses	1,014	481	3,710	481
Amortization of acquired intangible assets	777	—	2,319	—
Tax effect of non-GAAP adjustments	17,106	(131)	16,750	(131)
Non-GAAP net income (loss)	$(794)	$5,082	$(34,031)	$(16,994)
Non-GAAP net income (loss) per share, diluted	$(0.02)	$0.10	$(0.75)	$(0.42)

Weighted-average shares used in per share calculation for GAAP, diluted	46,584	42,064	45,433	40,294
Add:
Weighted-average effect of potentially dilutive securities	—	6,443	—	—
Weighted-average shares used in per share calculation for non-GAAP, diluted	46,584	48,507	45,433	40,294

Net cash (used in) provided by operating activities	$(13,941)	$(11,644)	$(32,688)	$7,392
Less:
Net purchases of property and equipment	2,209	1,934	5,611	6,766
Free cash flow (non-GAAP)	$(16,150)	$(13,578)	$(38,299)	$626

Net cash provided by investing activities	$17,782	$37,307	$4,165	$35,754
Net cash provided by financing activities	$4,538	$3,815	$17,213	$20,572
Free cash flow margin (non-GAAP)	(18)%	(16)%	(16)%	—%